SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2018

SANDERSON FARMS, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road Laurel, Mississippi	39443
(Address of principal executive offices)	(Zip Code)

(601) 649-4030

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 15, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Sanderson Farms, Inc. (the “Registrant”) adopted a Bonus Award Program for the Registrant’s salaried employees and management trainees effective November 1, 2017. If the Registrant meets net income per share and minimum return on average stockholders’ equity goals for the fiscal year ended October 31, 2018, the program provides for the award of bonuses to eligible participants equal to a percentage of their base salary. For the Named Executive Officers and certain other key members of management, the total potential award has two components: a percentage based on the Registrant’s earnings per share, and a percentage based on the Registrant’s operational performance.

The foregoing description of the Bonus Award Program does not purport to be complete and is qualified in its entirety by reference to the full text of the Bonus Award Program, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of stockholders on February 15, 2018. At the meeting, the stockholders were requested to: (1) elect four Class B Directors to serve until the 2021 annual meeting; (2) approve, in a non-binding advisory vote, the compensation of the Registrant’s Named Executive Officers; (3) consider and act upon a proposal to ratify and approve the selection of Ernst & Young LLP as the Registrant’s independent auditors for the fiscal year ending October 31, 2018; (4) consider and act upon a stockholder proposal to request that the Registrant adopt a policy to phase out the use of medically important antibiotics for disease prevention in its operations; and (5) consider and act upon a stockholder proposal to request that the Registrant adopt a policy, and amend its By-Laws as necessary, to require that the Chair of the Board be an independent director.

The following are the final voting results on proposals considered and voted upon at the meeting, which are more fully described in the Registrant’s proxy statement filed on January 16, 2018 and proxy supplement filed on January 29, 2018:

1.	The stockholders voted to re-elect the following Class B directors for a three-year term by the votes set forth below:

Name	For	Withheld	Broker Non-Votes
John H. Baker, III	17,730,682	1,305,858	1,553,548

John Bierbusse	18,928,336	108,204	1,553,548

Mike Cockrell	16,661,201	2,375,339	1,553,548

Suzanne T. Mestayer	18,418,779	617,761	1,553,548

2.	The stockholders voted to approve, in a non-binding advisory vote pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the compensation of the Registrant’s Named Executive Officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures, in the Registrant’s definitive proxy statement filed on January 16, 2018, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
17,627,435	1,389,238	19,866	1,553,548

3.	The stockholders voted to ratify and approve the selection of Ernst & Young LLP as the Registrant’s independent auditors for the fiscal year ending October 31, 2018, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
20,133,440	439,529	17,119	—

4.	The stockholder proposal to request that the Registrant adopt a policy to phase out the use of medically important antibiotics for disease prevention in its operations was not approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
8,015,220	10,570,693	450,628	1,553,548

5.	The stockholder proposal to request that the Registrant adopt a policy, and amend its By-Laws, as necessary, to require that the Chair of the Board be an independent director was not approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
8,239,616	10,117,926	678,998	1,553,548

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Sanderson Farms, Inc., Bonus Award Program Effective November 1, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sanderson Farms, Inc., Bonus Award Program Effective November 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC.
(Registrant)

Date: February 20, 2018	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer